UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2019

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-998-2440 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5 .02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 7, 2019, Bright Mountain Media, Inc. (the “Company”) appointed Harry D. Schulman to our Board of Directors and Audit Committee. Mr. Schulman has no arrangements or understandings with any other person pursuant to which he was appointed as a director and no family relationships with any director or executive officer of the Company. Mr. Schulman has no direct or indirect beneficial ownership in the Company’s common stock or rights to acquire common stock.

Mr. Schulman age 68 currently serves as a board member and Audit Committee Chairman of HeZhong International Holdings, a consumer loan company. From March 2018 to November 2018, he served in an executive capacity for Q.E.P Co,. Inc. an international diversified provider of flooring and industrial solutions. Since August 2016, he has served as managing partner of Hair Clinical LLC, a consumer products company. Mr. Schulman has also served as an advisor to numerous companies as an Operating Partner for Baird Capital. Mr. Schulman served as President of Applica Inc., a publicly traded consumer products company from January 2001 and Chief Executive Officer from February 2003 until it was acquired in 2007. Mr. Schulman holds a Bachelor’s of Science in Business from the University of Dayton and a Master’s degree in International Business from the University of Miami.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2020	Bright Mountain Media, Inc.

	By:	/s/ Alan B. Bergman
Alan B. Bergman, Chief Financial Officer

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